Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Amendment #2 to the Form S-1 of our audit report dated July 26, 2023, with respect to the consolidated balance sheets of Netcapital Inc. and Subsidiaries as of April 30, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2023.

We also consent to the reference to us under the heading “Experts” in the Registration Statement.

Fruci & Associates II, PLLC

September 8, 2023